UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2011

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) At the Annual General Meeting of the holders of common shares of the Company held on December 15, 2011 (the “Annual Meeting”), the proposals listed below were submitted to a vote of the shareholders.

(b) At the Annual Meeting, each of the proposals was approved by the shareholders pursuant to the voting results set forth below.

Matters Voted Upon	Outcome of Vote	Votes For	Votes Withheld
1. The election of the following nominees as directors of the Company until the next annual meeting of the Company or until their successors are elected or appointed:

(a) P. Thomas Jenkins;	Carried by a show of hands	98.30% (41,894,749)	1.70% (723,800)

(b) John Shackleton;	Carried by a show of hands	99.39% (42,359,318)	0.61% (259,231)

(c) Randy Fowlie;	Carried by a show of hands	97.68% (41,630,908)	2.32% (987,641)

(d) Gail Hamilton;	Carried by a show of hands	99.96% (42,601,519)	0.04% (17,030)

(e) Brian J. Jackman;	Carried by a show of hands	99.66% (42,473,281)	0.34% (145,268)

(f) Stephen J. Sadler;	Carried by a show of hands	87.00% (37,078,989)	13.00% (5,539,560)

(g) Michael Slaunwhite;	Carried by a show of hands	99.60% (42,449,334)	0.40% (169,215)

(h) Katharine B. Stevenson; and	Carried by a show of hands	99.13% (42,246,122)	0.87% (372,427)

(i) Deborah Weinstein.	Carried by a show of hands	99.19% (42,734,445)	0.81% (395,633)

2. The re-appointment of KPMG LLP,

    as auditors of the Company until the next

    annual meeting of the Company or until a

    successor is appointed and that the

    Company’s Board of Directors be

    authorized to fix the auditors’

    remuneration.

	Carried by a show of hands	99.10% (43,734,445)	0.90% (395,633)

Dated this             15th day of December, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

December 16, 2011	By:	/s/ Gordon A. Davies
Gordon A. Davies Chief Legal Officer and Corporate Secretary